AMENDMENT

                                       TO

                                     BYLAWS

                                       OF

                                  I-TRAX, INC.


         I-trax, Inc., a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That the Board of Directors adopted a resolution setting forth a amendment to the Bylaws of the Corporation. The resolution setting forth said amendment is as follows:

                  RESOLVED, that the Article I is amended to read in full as follows:

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be a Chairman, a Vice-Chairman (if elected by the board of directors), a Chief Executive Officer, a President, a Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may choose. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The officers and assistant officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


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                                    CHAIRMAN

         Section 5. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform such other duties as may be prescribed by the Board of Directors. In the absence of the Chief Executive Officer, the Chairman shall assume the duties and responsibilities of the Chief Executive Officer.

                                  VICE-CHAIRMAN

         Section 6. The Vice-Chairman (if elected by the Board of Directors) shall, in the absence of the Chairman, preside at all meetings of the stockholders and the Board of Directors. The Vice-Chairman shall perform such other duties as may be prescribed by the Board of Directors.

                             CHIEF EXECUTIVE OFFICER

         Section 7. The Chief Executive Officer shall provide overall direction and administration of the business of the Corporation, interpret and apply the policies of the Board of Directors, establish basic policies within which the various corporate activities are carried out, guide and develop long range planning, and evaluate activities in terms of objectives. The Chief Executive Officer may execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have the power to: (a) designate management committees of employees deemed essential in the operations of the Corporation, its divisions or subsidiaries, and appoint members thereof, subject to the approval of the Board of Directors; (b) appoint certain employees of the Corporation as Vice Presidents of one or several divisions or operations of the Corporation, subject to the approval of the Board of Directors, provided however, that any Vice President so appointed shall not be an officer of the Corporation for any other purpose; (c) appoint such other agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation; and (d) in general perform all duties incident to the office of chief executive.

                                  THE PRESIDENT

         Section 8. The President shall in general be in charge of all operations of the Corporation and shall direct and administer the activities of the Corporation in accordance with the policies, goals and objectives established by the Chief Executive Officer and the Board of Directors. The President may execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform such other duties as may be prescribed by the Board of Directors and Chief Executive Officer.


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                               THE VICE PRESIDENTS

         Section 9. The Board of Directors may elect one or several Vice Presidents. Each Vice President shall report to either the Chief Executive Officer, the President, the Chief Operating Officer (if appointed by the Board of Directors) or any Executive Vice President (if appointed by the Board of Directors) as determined in the corporate organization plan established by the Board of Directors. Each Vice President shall perform such duties as may be delegated to him or her by the superior officers and in accordance with the policies established and instructions issued by his superior officer, the Chief Executive Officer or the Board of Directors. The Board of Directors may designate any Vice President as an Executive Vice President, Senior Vice President or Assistant Vice President. Each Executive Vice President will be senior to each Senior Vice President, each Senior Vice President will be senior to each Vice President, and each Vice President will be senior to each Assistant Vice President. Seniority among Vice Presidents of equal rank will be determined by the Chief Executive Officer or the Board of Directors.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 10. The Secretary shall: (a) keep the minutes of the stockholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the Chairman, Chief Executive Officer or President, stock certificates of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman, Chief Executive Officer or by the Board of Directors.

         Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

         Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                           I-TRAX, INC.



                                           By:
                                                --------------------------------
                                                Yuri Rozenfeld
                                                Secretary